EXHIBIT 5.1
June 24, 2009
Flagstar Bancorp, Inc.
5151 Corporate Drive
Troy, MI 48098-2639
Ladies and Gentlemen:
          We have acted as special counsel to Flagstar Bancorp, Inc. (the “Company”), a Michigan corporation, in connection with the filing of a registration statement (the “Registration Statement”) to which this opinion is filed as an exhibit on Form S-3, under the Securities Act of 1933, as amended (the “Act”) relating to the registration of (i) common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (ii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”). The Common Stock and the Preferred Stock are referred to collectively herein as the “Securities.” The Securities may be issued in an unspecified number (with respect to Common Stock and Preferred Stock), subject to the amount of Securities registered for sale in the Registration Statement. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.
          In connection with this opinion, we have made such investigations and examined such records, including a copy of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and the Company’s Sixth Amended and Restated Bylaws, in each case certified to us on the date hereof as being complete, accurate, and in effect, a certificate dated a recent date from the Secretary of State of the State of Michigan as to the existence of the Company, an executed copy of the Registration Statement duly executed by the directors of the Company, and such corporate documents, minutes and resolutions as we have deemed necessary for the purposes of rendering this opinion letter.
          We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.
          In giving this opinion letter we have assumed:
               (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;
               (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and
               (c) the proper, genuine and due execution and delivery of all documents by all parties to such documents and that there has been no breach of the terms thereof.
          To the extent that the obligations of the Company under any agreement (including without limitation any stock purchase agreement) may be dependent upon such matters, we assume for purposes of this opinion that: (i) each other party or parties to such agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) each other party or parties to such agreement is duly qualified to engage in the activities contemplated by the agreement; (iii) the agreement has been duly authorized, executed and delivered by each other party or parties to such agreement and constitutes the valid and binding obligation of each other party or parties to such agreement enforceable against each other party or parties to such agreement in accordance with its terms; (iv) each other party or parties to such agreement is in compliance, with respect to any actions the other party to such agreement may take under such agreement, with all applicable laws and regulations; and (v) each other party or parties to such agreement has the requisite organizational and legal power and authority to perform its obligations under such agreement. For purposes of the opinions expressed in paragraph 2(B) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise or conversion, as the case may be, of any exercisable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Articles of Incorporation, as amended and then in effect.
          For purposes of the opinions expressed in paragraph 2(B) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Preferred Stock offered pursuant to the Registration Statement, the total number of issued shares of preferred stock, together with the total number of shares of preferred stock reserved for issuance upon the exercise or conversion, as the case may be, of any exercisable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of preferred stock under the Company’s Articles of Incorporation, as amended and then in effect.
          Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:
          (1) when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Common Stock Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act and (iii) shares of Common Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Common Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Common Stock Authorizing Resolution (which consideration is not less than par value), such shares of Common Stock will be validly issued, fully paid and nonassessable; and
          (2) when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Preferred Stock Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act and (iii) shares of Preferred Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Preferred Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Preferred Stock Authorizing Resolution (which consideration is not less than par value), then (A) the Preferred Stock will be validly issued, fully paid and nonassessable and (B) if the Preferred Stock is convertible into Preferred Stock or Common Stock, the Preferred Stock or the Common Stock, as the case may be, if and when duly issued upon the conversion of such Preferred Stock, will be validly issued, fully paid and nonassessable.
          In giving the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal laws of the United States of America.
          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
          We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.
Very truly yours,
/s/ Kutak Rock LLP